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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	January 29, 2008

LODGENET INTERACTIVE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	0-22334	46-0371161
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3900 West Innovation Street, Sioux Falls, SD	57107
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(605) 988-1000

n/a
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On January 29, 2008, LodgeNet Interactive Corporation (the “Company”) entered into new Executive Employment Agreements with its Chairman, President, and Chief Executive Officer, Scott C. Petersen, as well as its Senior Vice Presidents, namely, Mr. David M. Bankers, Mr. James G. Naro, Mr. Steven R. Pofahl, Mr. Gary H. Ritondaro, and Mr. Scott E. Young. In each case, the employment agreements replace employment agreements previously in place for each executive and contain generally comparable terms, updated to comply with Section 409A of the Internal Revenue Code and recommendations of the Company’s outside compensation consultant.
Employment Agreement with Scott C. Petersen
     On January 29, 2008, the Company entered into a Second Amended and Restated Employment Agreement (the “Employment Agreement”) with Scott C. Petersen to serve as the Company’s Chairman of the Board, President and Chief Executive Officer.
     The Employment Agreement provides for a base salary of $585,000 and an annual cash performance bonus based on formula, targets and criteria determined by the Board of Directors. Mr. Petersen’s employment continues until December 31, 2010; provided, that the term shall be automatically extended for an additional year (resulting in a rolling two year term) commencing on December 31, 2009 and on each December 31 thereafter, unless either the Company or Mr. Petersen provides proper notice that such party does not wish to extend.
     The Employment Agreement also contains severance benefits, including severance upon termination following a change in control of the Company, and a two-year non-competition agreement.
Employment Agreements with Senior Vice Presidents
     On January 29, 2008, the Company entered into new Executive Employment Agreements with its Senior Vice Presidents, namely, Mr. David M. Bankers, Mr. James G. Naro, Mr. Steven R. Pofahl, Mr. Gary H. Ritondaro, and Mr. Scott E. Young.
     Under the new Executive Employment Agreements, said Senior Vice Presidents’ employment with the Company continues through December 31, 2008 and will automatically renew for additional terms of one year unless notice of termination is given prior to November 1 of the appropriate term. The Executive Employment Agreements provide for base salaries for such Senior Vice Presidents as follows: Mr. Bankers $280,000; Mr. Naro $277,500; Mr. Pofahl $242,500; Mr. Ritondaro $370,800; and Mr. Young $335,000. The Executive Employment Agreements also contain provisions regarding bonus opportunities based on formula, targets and criteria determined by the Board of Directors and severance provisions, including severance in the event of termination as a result of a change in control of the Company.
     The Executive Employment Agreements also contain a covenant not to compete with the Company for a period of six months following termination.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LODGENET INTERACTIVE CORPORATION
Date: February 4, 2008	By	/s/ James G. Naro
James G. Naro
	Its	Senior Vice President, General Counsel, Secretary and Chief Compliance Officer